EXHIBIT 4.21

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

                          7 3/4 % CONVERTIBLE DEBENTURE

Company: Peabodys Coffee, Inc.

Company Address: 3845 Atherton Road, Suite 9, Rocklin, CA 95765
Closing Date: December ___, 2003

Maturity Date: December ___, 2005

Principal Amount: $250,000
First Payment Due Date: January 15, 2004

         Peabodys Coffee, Inc., a Nevada corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets or otherwise (the "Company"), for value received, hereby promises to pay to the Holder (as such term is hereinafter defined), or such other Person (as such term is hereinafter defined) upon order of the Holder, on the Maturity Date, the outstanding Principal Amount (as such term is hereinafter defined), as such sum may be adjusted pursuant to Article 3, and to pay interest thereon from the Closing Date, monthly in arrears, on the 15th day of each month (each an "Interest Payment Due Date" and collectively, the "Interest Payment Due Dates"), commencing on the First Payment Due Date, at the rate of seven and three-quarters percent (7 3/4 %) per annum (the "Debenture Interest Rate"), until the Principal Amount of this Debenture has been paid in full. All interest payable on the Principal Amount of this Debenture shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Payment of interest on this Debenture shall be in cash. Subject to Section 2.5 below, this Debenture may not be prepaid without the written consent of the Holder.

                                   ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Debenture have the following respective meanings:

                  (i) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  (ii) "Bankruptcy Code" means the United States Bankruptcy Code of 1986, as amended (11 U.S.C.ss.ss.101 et. seq.).

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                  (iii)  "Business Day" means a day other than Saturday,  Sunday or any day on which banks located in the State of California are authorized or obligated to close.

                  (iv) "Capital Shares" means the Common Stock and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

                  (v) "Common Shares" or "Common Stock" means shares of the Company's Common Stock.

                  (vi) "Common Stock Issued at Conversion", when used with reference to the securities deliverable upon conversion of this Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which this Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

                  (vii) "Conversion" or "conversion" means the repayment by the Company of the Principal Amount of this Debenture (and, to the extent the Holder elects as permitted by Section 3.1, accrued and unpaid interest thereon) by the delivery of Common Stock on the terms provided in Section 3.2, and "convert," "converted," "convertible" and like words shall have a corresponding meaning.

                  (viii) "Conversion Date" means any day on which all or any portion of the Principal Amount of this Debenture is converted in accordance with the provisions hereof.

                  (ix) "Conversion Notice" means a written notice of conversion substantially in the form annexed hereto as Exhibit A.

                  (x) "Conversion Price" on any date of determination means the applicable price for the conversion of this Debenture into Common Shares on such day as set forth in Section 3.1(a).

                  (xi) "Current Market Price" on any date of determination means the closing price of a Common Share on such day as reported on the NASDAQ OTCBB Exchange; provided that, if such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

                  (xii) "Deadline" means the date that is the 120th day from the Closing Date.

                  (xiii)   "Debenture"  or  "Debentures"  means  this  7  3/4  %
         Convertible   Debenture  of  the  Company  or  such  other  convertible
         debenture(s) exchanged therefor as provided in Section 2.1.


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                  (xiv)  "Discount  Multiplier"  has the  meaning  set  forth in
         Section 3.1(a).

                  (xv) "Event of Default" has the meaning set forth in Section 6.1.

                  (xvi) "Holder" means La Jolla Cove Investors, Inc., any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

                  (xvii) "Interest Payment Due Date" has the meaning set forth in the opening paragraph of this Debenture.

                  (xviii) "Market Disruption Event" means any event that results in a material suspension or limitation of trading of the Common Shares.

                  (xix) "Market Price" per Common Share means the lowest price of the Common Shares during any Trading Day as reported on the NASDAQ OTCBB; provided that, if such security is not listed or admitted to trading on the NASDAQ OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the lowest price of the Common Shares during any Trading Day on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

                  (xx) "Maximum Rate" has the meaning set forth in Section 6.4.

                  (xxi) "Outstanding" when used with reference to Common Shares or Capital Shares (collectively, "Shares") means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Company or any Subsidiary of the Company shall not be deemed "Outstanding" for purposes hereof.

                  (xxii) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

                  (xxiii) "Principal Amount" means, for any date of calculation, the principal sum set forth in the first paragraph of this Debenture (but only such principal amount as to which the Holder has (a) actually advanced pursuant to the Securities Purchase Agreement (b) not theretofore furnished a Conversion Notice in compliance with Section 3.2).

                  (xxiv) "Registration Rights Agreement" means that certain Registration Rights Agreement of even date herewith by and between the Company and Holder, as the same may be amended from time to time.

                  (xxv) "SEC" means the United States Securities and Exchange Commission.


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                  (xxvi)  "Securities  Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

                  (xxvii) "Securities Purchase Agreement" means that certain Securities Purchase Agreement of even date herewith by and among the Company and Holder, as the same may be amended from time to time.

                  (xxviii) "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

                  (xxix) "Trading Day" means any day on which (i) purchases and sales of securities on the principal national security exchange or quotation system on which the Common Shares are traded are reported thereon, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, (ii) at least one bid for the trading of Common Shares is reported and (iii) no Market Disruption Event occurs.

                  (xxix) "Warrant" means the Warrant to Purchase Common Stock of even date herewith by and between the Company and Holder, as the same may be amended from time to time.

                  All references to "cash" or "$" herein means currency of the United States of America.

                                   ARTICLE 2
                   EXCHANGES, TRANSFER AND OPTIONAL REDEMPTION

         SECTION 2.1 Registration of Transfer of Debentures. This Debenture, when presented for registration of transfer, shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing.

         SECTION 2.2 Loss, Theft, Destruction of Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid Principal Amount dated as of the date hereof. This Debenture shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

         SECTION 2.3 Who Deemed Absolute Owner. The Company may deem the Person in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture


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(whether or not this  Debenture  shall be overdue)  for the purpose of receiving payment of or on account of the Principal Amount of this Debenture, for the conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion or conversions so made.

         SECTION 2.4 Repayment at Maturity. At the Maturity Date, the Company shall repay the outstanding Principal Amount of this Debenture in whole in cash, together with all accrued and unpaid interest thereon, in cash, to the Maturity Date.

         SECTION 2.5 Optional Redemption. During the period between 3 to 9 months from the date that the Registration Statement is declared effective, the Company may redeem this Debenture, by notice to the Holder, for an amount equal to 125% of the outstanding Principal Amount at such time. At anytime after 9 months from the date that the Registration Statement is declared effective, the Company may redeem this Debenture, by notice to the Holder, for an amount equal to 150% of the outstanding Principal Amount at such time.

                                   ARTICLE 3
                             CONVERSION OF DEBENTURE

         SECTION 3.1 Conversion; Conversion Price; Valuation Event. (a) At the option of the Holder, this Debenture may be converted, either in whole or in part, up to the full Principal Amount hereof (in increments of $1,000 in Principal Amount) into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time and from time to time on any Business Day, subject to compliance with Section 3.2. The number of Common Shares into which this Debenture may be converted is equal to the principal amount of the Debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire foregoing result shall be divided by the Conversion Price. In addition, the Company shall pay to the Holder on the Conversion Date, in cash, any accrued and unpaid interest on the principal amount being converted. The "Conversion Price" shall be equal to the lesser of
(i) $0.25, or (ii) eighty percent (80%) (a "Discount Multiplier") of the average of the 5 lowest volume weighted average prices during the twenty (20) Trading Days prior to Holder's election to convert; provided, that in the event the Registration Statement has not been declared effective by the SEC by the Deadline or, if the Registration Statement has theretofore been declared effective but is not thereafter effective, then the applicable Discount Multiplier shall decrease by three percentage points (3%) for each month or partial month occurring after the Deadline that the Registration Statement is not effective.

Beginning in the first full calendar month after the Registration Statement is declared effective, Holder shall convert at least 5%, but no more than 15% (such 15% maximum amount to be cumulative from the Deadline), of the face value of the Debenture per calendar month into Common Shares of the Company, provided that the Common Shares are available, registered and freely tradable. The 15% monthly maximum amount shall not be applicable if the Current Market Price of the Common Stock at anytime during the applicable month is higher than the Current Market


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Price of the Common Stock on the Closing Date. In the event Holder breaches this provision, Holder shall not be entitled to collect interest on the Debenture for that month.

         (b) Notwithstanding the provisions of Section 3.1(a), in the event the Company's Registration Statement has not been declared effective by the Deadline or, if the Registration Statement has theretofore been declared effective but is not thereafter effective; provided that this provision shall not apply if the Company has filed the Registration Statement within 30 days of the Closing Date and thereafter responds to all SEC comments within 10 business days of receipt thereof, the following will also apply in addition to any damages incurred by the Holder as a result thereof:

                  (i)  The  Holder  may  demand  repayment  of one  hundred  and twenty-five percent (125%) of the Principal Amount of the Debenture, together with all accrued and unpaid interest thereon, in cash, at any time prior to the Company's Registration Statement being declared effective by the SEC or during the period that the Company's Registration Statement is not effective, such repayment to be made within ten (10) business days of such demand. In the event that the Debenture is so accelerated, in addition to the repayment of one hundred and twenty-five percent (125%) of the Principal Amount together with accrued interest as aforesaid, the Company shall immediately issue to the Holder 50,000 Shares of Common Stock for each thirty (30) day period, or portion thereof, during which the Principal Amount, including interest thereon, remains unpaid, following demand therefor.

                  (ii) If the Holder does not elect to accelerate the Debenture, the Company shall immediately issue to Holder 50,000 Shares of Common Stock for each thirty (30) day period, or portion thereof, that the Registration Statement is not effective.

         SECTION 3.2 Exercise of Conversion Privilege. (a) Conversion of this Debenture may be exercised on any Business Day by the Holder by telecopying an executed and completed Conversion Notice to the Company. Each date on which a Conversion Notice is telecopied to the Company in accordance with the provisions of this Section 3.2 shall constitute a Conversion Date. The Company shall convert this Debenture and issue the Common Stock Issued at Conversion in the manner provided below in this Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) Business Days after the Company's receipt of such Conversion Notice, the Company shall (i) issue the Common Stock Issued at Conversion in accordance with the provisions of this Article 3 and (ii) cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the Common Stock has been declared effective by the SEC cause to be electronically transferred, to Holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in
Section 3.3, in respect of any fraction of a Common Share deliverable upon such conversion and (z) cash or shares of Common Stock, as applicable, representing the amount of accrued and unpaid interest on this Debenture as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which


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the  Conversion  Notice  indicates  (which  shall  not be  prior  to the time of delivery of the Conversion Notice), and at such time the rights of the Holder of this Debenture, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), to surrender this Debenture and to release the Company from all liability thereon (except if and to the extent that any Principal Amount thereof remains unconverted). No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

                  (b) If, at any time after the date of this Debenture, (i) the Company challenges, disputes or denies, without cause, the right of the Holder hereof to effect the conversion of this Debenture into Common Shares or otherwise dishonors or rejects any Conversion Notice properly delivered in accordance with this Section 3.2 or (ii) any law, ruling or order is issued or promulgated pursuant to which Holder is prohibited from converting the Debenture into Common Shares, then the Holder shall have the right, by written notice to the Company, to require the Company to promptly redeem this Debenture for cash at one hundred and twenty-five (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of redemption. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in defending itself in any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

                  (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the Holder's conversion privilege. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.


         SECTION 3.3 Fractional Shares. No fractional Common Shares or scrip representing fractional Common Shares shall be delivered upon conversion of this Debenture. Instead of any fractional Common Shares which otherwise would be delivered upon conversion of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Current Market Price on the Conversion Date. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

SECTION 3.4 Adjustments. The Conversion Price and the number of shares deliverable upon conversion of this Debenture are subject to adjustment from time to time as follows:


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                  (i)   Reclassification,   Etc.  In  case  the  Company   shall
         reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Debenture shall have the right thereafter, at its sole option, to (x) require the Company to prepay this Debenture for cash at one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment, (y) upon conversion of the Debenture, receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which the outstanding portion of this Debenture may be converted
         at  the  Conversion   Price  applicable   immediately   prior  to  such
         Fundamental Corporate Change or (z) require the Company, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, execute and deliver to the Holder a debenture with substantial identical rights, privileges, powers, restrictions and other terms as this Debenture in an amount equal to the amount outstanding under this Debenture immediately prior to such Fundamental Corporate Change. For purposes hereof, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions shall similarly apply to successive Fundamental Corporate Changes. SECTION

         3.5 Certain Conversion Limits.

         Notwithstanding anything herein to the contrary, if and to the extent that, on any date, the holding by the Holder of this Debenture would result in the Holder's being deemed the beneficial owner of more than 4.9% of the then Outstanding shares of Common Stock, then the Holder shall not have the right, and the Company shall not have the obligation, to convert any portion of this Debenture as shall cause such Holder to be deemed the beneficial owner of more than 4.9% of the then Outstanding shares of Common Stock. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 4.9% of the then Outstanding shares of Common Stock, then the Company shall promptly prepay such portion of this Debenture as shall cause such Holder to be deemed the beneficial owner of more than 4.9% of the then Outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Holder shall have no interest in or rights under such portion of the Debenture. Any and all interest paid on or prior to the date of such determination shall be


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

deemed interest paid on the remaining portion of this Debenture held by the Holder. Such prepayment shall be for cash at a prepayment price of one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment.

         SECTION 3.6 Surrender of Debentures. Upon any redemption of this Debenture pursuant to Sections 3.2, 3.5 or 6.2, or upon maturity pursuant to
Section 2.4, the Holder shall either deliver this Debenture by hand to the Company at its principal executive offices or surrender the same to the Company at such address by nationally recognized overnight courier. Payment of the redemption price or the amount due on maturity specified in Section 2.4, shall be made by the Company to the Holder against receipt of this Debenture (as provided in this Section 3.5) by wire transfer of immediately available funds to such account(s) as the Holder shall specify by written notice to the Company. If payment of such redemption price is not made in full by the redemption date, or the amount due on maturity is not paid in full by the Maturity Date, the Holder shall again have the right to convert this Debenture as provided in Article 3 hereof or to declare an Event of Default.

                                   ARTICLE 4
                        STATUS; RESTRICTIONS ON TRANSFER

         SECTION 4.1 Status of Debenture. This Debenture constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and remedies generally.

         SECTION 4.2 Restrictions on Transfer. This Debenture, and any Common Shares deliverable upon the conversion hereof, have not been registered under the Securities Act. The Holder by accepting this Debenture agrees that this Debenture and the shares of Common Stock to be acquired as interest on and upon conversion of this Debenture may not be assigned or otherwise transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Debenture or such shares may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to this Debenture or such shares has been filed by the Company and declared effective by the SEC.

         Each certificate for shares of Common Stock deliverable hereunder shall bear a legend as follows unless and until such securities have been sold pursuant to an effective registration statement under the Securities Act:

             "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act or
             (ii) pursuant to an exemption from registration under the Securities Act in respect of which the issuer of this certificate has received an opinion of counsel satisfactory to the issuer of this certificate to such effect. Copies of the agreement covering both


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Initials                                9                               Initials
             the purchase of the  securities and  restrictions  on
             their  transfer may be obtained at no cost by written
             request   made  by  the  holder  of  record  of  this
             certificate to the Secretary of the issuer of this certificate at the principal executive offices of the issuer of this certificate."

                                   ARTICLE 5
                                    COVENANTS

         SECTION 5.1 Conversion. The Company shall cause the transfer agent, not later than three (3) Business Days after the Company's receipt of a Conversion Notice, to issue and deliver to the Holder the requisite shares of Common Stock Issued at Conversion. Such delivery shall be by electronic transfer if a Registration Statement covering the Common Stock has been declared effective by the SEC. SECTION 5.2 Notice of Default. If any one or more events occur which constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, the Company shall forthwith give notice to the Holder, specifying the nature and status of the Event of Default or such other event(s), as the case may be.

         SECTION 5.3 Payment of Obligations. So long as this Debenture shall be outstanding, the Company shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

         SECTION 5.4 Compliance with Laws. So long as this Debenture shall be outstanding, the Company shall comply with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries.

         SECTION 5.5 Inspection of Property, Books and Records. So long as this Debenture shall be outstanding, the Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                                   ARTICLE 6
                                    REMEDIES

         SECTION 6.1 Events of Default. "Event of Default" wherever used herein means any one of the following events:

                  (i) the Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, in the case of an interest payment default, such default


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Initials                               10                               Initials
         shall continue for five (5) Business Days after the date such interest payment was due, or the Company shall fail to perform or observe any other material covenant, agreement, term, provision, undertaking or commitment under this Debenture, the Conversion Warrants (as defined in the Securities Purchase Agreement), the Securities Purchase Agreement or the Registration Rights Agreement and such default shall continue for a period of ten (10) Business Days after the delivery to the Company of written notice that the Company is in default hereunder or thereunder;

                  (ii)  any of the  representations  or  warranties  made by the
         Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Warrant issued together with the Debenture, the Securities Purchase Agreement or the Registration Rights Agreement shall be false or misleading in a material respect on the Closing Date;

                  (iii) under the laws of any jurisdiction not otherwise covered by clauses (iv) and (v) below, the Company or any Subsidiary (A) becomes insolvent or generally not able to pay its debts as they become due to an extent materially adversely different than as of the date hereof, (B) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (C) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar person for it or for any substantial part of its properties and assets, and in the case of any such official proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of sixty (60) calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs or (D) takes any corporate action to authorize any of the above actions;

                  (iv) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of sixty (60) calendar days;

                  (v) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee


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Initials                               11                               Initials
         or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action;

                  (vi) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of thirty (30) days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds One Hundred Thousand Dollars ($100,000);

                  (vii) it becomes unlawful for the Company to perform or comply with its obligations under this Debenture, the Conversion Warrant, the Securities Purchase Agreement or the Registration Rights Agreement in any respect;

                  (viii) the Common Shares shall be delisted from the NASDAQ OTCBB (the "Trading Market" or, to the extent the Company becomes eligible to list its Common Stock on any other national security exchange or quotation system, upon official notice of listing on any such exchange or system, as the case may be, it shall be the "Trading Market") or suspended from trading on the Trading Market, and shall not be reinstated, relisted or such suspension lifted, as the case may be, within five (5) days or;

                  (ix) the Company shall default (giving effect to any applicable grace period) in the payment of principal or interest as and when the same shall become due and payable, under any indebtedness, individually or in the aggregate, of more than One Hundred Thousand Dollars ($100,000) (other than a default under those Secured Convertible Debentures with AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC due to the failure of La Jolla Cove Investors, Inc. to deliver payment therefor, on behalf of the Company, when due);

         SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Holder may, by a notice in writing to the Company, rescind any outstanding Conversion Notice and declare that all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration this Debenture shall become immediately due and payable in cash at a price of one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of payment; provided, however, in the case of any Event of Default described in clauses (iii), (iv), (v) or (vii) of Section 6.1, such amount automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid.

         SECTION 6.3 Late Payment Penalty. If any portion of the principal of or interest on this Debenture shall not be paid within ten (10) days of when it is due, the Discount Multiplier under this Debenture, and under all warrants granted by the Company to the Holder, shall decrease by an aggregate of one percentage point (1%) for all conversions of this Debenture and warrant exercises thereafter.


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Initials                               12                               Initials

         SECTION 6.4 Maximum Interest Rate. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with any applicable law (the "Maximum Rate"), the rate of interest applicable to this Debenture shall be limited to the Maximum Rate. To the greatest extent permitted under applicable law, the Company hereby waives and agrees not to allege or claim that any provisions of this Note could give rise to or result in any actual or potential violation of any applicable usury laws.

         SECTION 6.5 Remedies Not Waived. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

                                   ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.1 Notice of Certain Events. In the case of the occurrence of any event described in Section 3.4 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days' notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of (y) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

         SECTION 7.2 Register. The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Debenture. Upon any transfer of this Debenture in accordance with Articles 2 and 4 hereof, the Company shall register such transfer on the Debenture register.

         SECTION 7.3 Withholding. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

         SECTION 7.4 Transmittal of Notices. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:


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Initials                               13                               Initials

         (1) if to the Company, to:

             Peabodys Coffee, Inc.
             3845 Atherton Road, Suite 9
             Rocklin, CA 95765
             Telephone: 916-632-6090
             Facsimile: 916-632-6099

         (2) if to the Holder, to:

             La Jolla Cove Investors, Inc.
             7817 Herschel Avenue, Suite 200
             La Jolla, California 92037
             Telephone: 858-551-8789
             Facsimile: 858-551-8779

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.4.

         SECTION 7.5 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Debenture, or any judgment based on this Debenture, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys' fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

         SECTION 7.6 Governing Law. This Debenture shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Debenture, the Company irrevocably submits to the exclusive jurisdiction of the courts of the State of California sitting in San Diego and the United States District Court located in the City of San Diego and hereby waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company and Holder agree that final judgment against it in any legal action or proceeding arising out of or relating to this Debenture shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.


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Initials                               14                               Initials

         SECTION 7.7 Waiver of Jury Trial. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Debenture or any other document or any dealings between them relating to the subject matter of this Debenture and other documents. Each party hereto (i) certifies that neither of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Debenture by, among other things, the mutual waivers and certifications herein.

         SECTION 7.8 Headings. The headings of the Articles and Sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

         SECTION 7.9 Payment Dates. Whenever any payment hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         SECTION 7.10 Binding Effect. Each Holder by accepting this Debenture agrees to be bound by and comply with the terms and provisions of this Debenture.

         SECTION 7.11 No Stockholder Rights. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         SECTION 7.12 Facsimile Execution. Facsimile execution shall be deemed originals.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer on the date of this Debenture.

                                       Peabodys Coffee, Inc.

                                       By:
                                           -------------------------------------


                                       Title:
                                           -------------------------------------


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Initials                               15                               Initials

                                    EXHIBIT A
                           DEBENTURE CONVERSION NOTICE

TO:      Peabodys Coffee, Inc.

         The undersigned owner of this 8 % Convertible Debenture due December ___, 2005 (the "Debenture") issued by Peabodys Coffee, Inc. (the "Company") hereby irrevocably exercises its option to convert $__________ Principal Amount of the Debenture into shares of Common Stock in accordance with the terms of the Debenture. The undersigned hereby instructs the Company to convert the portion of the Debenture specified above into shares of Common Stock Issued at Conversion in accordance with the provisions of Article 3 of the Debenture. The undersigned directs that the Common Stock and certificates therefor deliverable upon conversion, the Debenture reissued in the Principal Amount not being surrendered for conversion hereby, [the check or shares of Common Stock in payment of the accrued and unpaid interest thereon to the date of this Notice,] together with any check in payment for fractional Common Stock, be registered in the name of and/or delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture. The conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Principal Amount of the Debenture set forth above shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.

Date and time:
              ------------------------------

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By:
    ----------------------------------------

Title:
       -------------------------------------

Fill  in  for   registration  of  Debenture:
Please print name and address (including ZIP code number):

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